Filed Pursuant to Rule 424(b)(5)
Registration No. 333-257428

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 2, 2021)

Up to $25,000,000

Common Stock

We previously entered into a Controlled Equity OfferingSM Sales Agreement, or sales agreement, with Cantor Fitzgerald & Co., or Cantor Fitzgerald, relating to shares of our common stock, $0.01 par value per share, offered by this prospectus supplement and the accompanying prospectus. Pursuant to this prospectus supplement and the accompanying prospectus, we may from time to time offer and sell shares of our common stock having aggregate gross proceeds of up to $25.0 million through Cantor Fitzgerald, acting as sales agent. In our fiscal year ended December 31, 2020, we sold a total of 77,644 shares of our common stock through Cantor Fitzgerald, our sales agent under the sales agreement, for total gross proceeds of approximately $910,000, pursuant to a prospectus supplement dated August 18, 2020 and an accompanying prospectus dated December 21, 2018 included in a shelf registration statement on Form S-3 filed with the Securities and Exchange Commission and declared effective on December 21, 2018.

Our common stock is listed on The Nasdaq Capital Market under the symbol “DCTH.” On November 5, 2021, the last reported sale price of our common stock on The Nasdaq Capital Market was $11.72 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Subject to the terms of the sales agreement, Cantor Fitzgerald is not required to sell any specific number or dollar amounts of securities but will act as our sales agent using commercially reasonable best efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cantor Fitzgerald and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor Fitzgerald will be entitled to compensation under the terms of the sales agreement at a fixed commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to Cantor Fitzgerald against certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-15 of this prospectus supplement for more information regarding our arrangements with the sales agent.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-6 of this prospectus supplement, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 9, 2021.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 and the amendments thereto that we filed with the Securities and Exchange Commission, or the “SEC”, using a “shelf” registration process relating to the Common Stock described in this prospectus supplement, which registration statement was declared effective on July 2, 2021. Before buying any of the common stock that we are offering, we urge you to carefully read this entire prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference that are described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on pages S-17 and S-18 of this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

Unless otherwise specified or required by context, references in this prospectus supplement to the “Company,” “we,” “us” and “our” refer to Delcath Systems, Inc., a Delaware corporation.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about the Company and the securities that we may offer from time to time under our shelf registration statement, some of which may not apply to the common stock offered by this prospectus supplement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference into the accompanying prospectus, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the sales agent has not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. No one is making offers to sell or seeking offers to buy our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference may include trademarks, service marks and trade names owned or licensed by us, including CHEMOFUSE, CHEMOSAT, CHEMOSATURATION, DELCATH, HEPZATO, PHP and THE DELCATH

PHP SYSTEM. Solely for convenience, trademarks and trade names, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of the Company or the Company’s licensor, as applicable.

Information contained on, or that can be accessed through, our website does not constitute part of this prospectus supplement, the accompanying prospectus or any related free writing prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us and this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of the Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we authorize for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Our Business

Overview

We are an interventional oncology company focused on the treatment of primary and metastatic liver cancers. Our lead product candidate, the HEPZATO™ KIT (melphalan hydrochloride for injection/hepatic delivery system), or HEPZATO™, is a drug/device combination product. HEPZATO is designed to administer high-dose chemotherapy to the liver while controlling systemic exposure and associated side effects. In Europe, our commercial product is a stand-alone medical device having the same device components as the HEPZATO KIT but without the melphalan hydrochloride and is approved for sale under the trade name CHEMOSAT® Hepatic Delivery System for Melphalan, or CHEMOSAT, where it has been used at major medical centers to treat a wide range of cancers of the liver.

Our clinical development program for HEPZATO is primarily comprised of the FOCUS Clinical Trial for Patients with Hepatic Dominant Ocular Melanoma (FOCUS Trial), a global registration clinical trial that is investigating objective response rate in metastatic ocular melanoma, or mOM. We are currently reviewing the incidence, unmet need, available efficacy data and development requirements for a broad set of liver cancers in order to select a portfolio of follow-on indications which will maximize the value of the HEPZATO platform.

Corporate Information

We were incorporated in the State of Delaware in August 1988. Our principal executive offices are located at 1633 Broadway, Suite 22C, New York, New York 10019. Our telephone number is (212) 489-2100. Our website address is www.delcath.com. Information contained in our website does not constitute any part of, and is not incorporated into, this prospectus supplement.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies.

THE OFFERING

Common stock offered by us	Shares of our common stock, par value $0.01 per share, with aggregate gross proceeds of up to $25.0 million.

Common Stock outstanding immediately after this Offering	Up to 9,489,394 shares of our common stock, assuming sales of 2,133,105 shares of our common stock in this offering at an assumed offering price of $11.72 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on November 5, 2021. The actual number of shares issued will vary depending on the sales prices at which our common stock is sold under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, Cantor Fitzgerald. See “Plan of Distribution” on page S-15 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include capital expenditures, debt repayment, and research and development, sales and marketing and general and administrative expenses. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk Factors	Investing in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” on page S-6 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we authorize for use in connection with this offering.

The Nasdaq Capital Market symbol	DCTH

Outstanding Shares

The number of shares of our common stock to be outstanding after this offering is based on 7,356,289 shares of our common stock outstanding as of September 30, 2021, and excludes the following:

•  1,170,721 shares of common stock reserved for issuance pursuant to the conversion of 11,707.21 shares of preferred stock, based on the $10.00 conversion price in effect as of September 30, 2021;

•  3,610,754 shares of our common stock reserved for issuance upon exercise of outstanding warrants having a weighted average exercise price of $10.00 per share at September 30, 2021;

•  283,755 shares of common stock reserved for issuance upon exercise of outstanding warrants having an exercise price of $0.01 per share;

•  1,698,249 shares of our common stock reserved for issuance upon exercise of outstanding options having a weighted average exercise price of $11.71 per share; and

•  488,031 shares of our common stock underlying the assumed conversion of convertible notes based on the conversion price in effect as of September 30, 2021.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described below and discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by our most recent quarterly reports on Form 10-Q, which are filed with the SEC and incorporated by reference into this prospectus supplement, before deciding whether to purchase any common stock in this offering. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below entitled “Cautionary Note Concerning Forward-Looking Statements.”

Risks related to this offering and our common stock

We have broad discretion in how we use the net proceeds from this offering, and we may not use these proceeds effectively or in ways with which you agree.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock.

You may experience immediate and substantial dilution.

The offering price per share of common stock in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 2,133,105 shares of our common stock are sold at a price of $11.72 per share pursuant to this prospectus supplement, which was the last reported sale price of our common stock on The Nasdaq Capital Market on November 5, 2021, for aggregate gross proceeds of $25.0 million, after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $7.94 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2021 after giving effect to this offering and the assumed offering price. The conversion of preferred stock and the exercise of outstanding stock options and warrants may result in further dilution of your investment. See “Dilution” in this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering.

We do not intend to pay dividends to the holders of our common stock in the foreseeable future.

We have never declared or paid any cash dividend on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Our board of directors will have the sole discretion in determining whether to declare and pay dividends in the future. The declaration of dividends will depend on profitability, financial condition, cash requirements, future prospects and other factors deemed relevant by our board of directors. In addition, our ability to pay cash dividends in the future could be limited or prohibited by the terms of financing agreements that we may enter into or by the terms of any preferred stock that may be authorized and issued. We do not expect to pay dividends in the foreseeable future. As a result, holders of our common stock must rely on stock appreciation for any return on their investment.

The market price of our common stock has been, and may continue to be volatile and fluctuate significantly, which could result in substantial losses for investors.

The trading price of our common stock has been, and we expect it to continue to be, volatile. The price at which our common stock trades depends upon a number of factors, including historical and anticipated operating results, our financial situation, announcements of technological innovations or new products by us or our competitors, our ability or inability to raise the additional capital needed and the terms on which it may be raised, and general market and economic conditions. Some of these factors are beyond our control. Broad market fluctuations may lower the market price of our common stock and affect the volume of trading, regardless of our financial condition, results of operations, business or prospects. Among the factors that may cause the market price of our common stock to fluctuate are the risks described elsewhere in this “Risk Factors” section and other factors, including:

•	fluctuations in our quarterly operating results or the operating results of competitors;

•	variance in financial performance from the expectations of investors;

•	changes in the estimation of the future size and growth rate of our markets;

•	changes in accounting principles or changes in interpretations of existing principles, which could affect financial results;

•	conditions and trends in the markets served;

•	changes in general economic, industry and market conditions;

•	success of competitive products and services;

•	changes in market valuations or earnings of competitors;

•	changes in pricing policies or the pricing policies of competitors;

•	announcements of significant new products, contracts, acquisitions or strategic alliances by us or our competitors;

•

potentially negative announcements, such as a review of any of our filings by the SEC, changes in accounting treatment or restatements of previously reported financial results or delays in our filings with the SEC;

•	changes in legislation or regulatory policies, practices or actions;

•	the commencement or outcome of litigation involving us, our general industry or both;

•	our filing for protection under federal bankruptcy laws;

•	changes in capital structure, such as future issuances of securities or the incurrence of additional debt;

•	actual or expected sales of common stock by stockholders; and

•	the trading volume of our common stock.

In addition, the stock markets and the market for pharmaceutical companies in particular, may experience a loss of investor confidence. Such loss of investor confidence may result in extreme price and volume fluctuations in our common stock that are unrelated or disproportionate to the operating performance of its business, financial condition or results of operations. These broad market and industry factors may materially harm the market price of our common stock and expose the Company to securities class action litigation. Such litigation, even if unsuccessful, could be costly to defend and divert management’s attention and resources, which could further materially harm our financial condition and results of operations.

Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock and could impair our ability to raise additional equity capital.

Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could cause the market price of our common stock to decline and could impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of shares of our common stock or other equity-related securities would have on the market price of our common stock.

We have a history of reverse splits, which have severely impacted our common stock price.

Since our initial public offering in 2000, we have effected five reverse stock splits, for a cumulative ratio since our IPO of 1:31,360,000,000. Each such reverse split has resulted in an effective decline in the price of our common stock. There can be no assurance that we will not be required to effect one or more additional reverse stock splits which could further impact the market price and liquidity of our common stock.

Anti-takeover provisions in our Amended and Restated Certificate of Incorporation and By-laws may reduce the likelihood of a potential change of control or make it more difficult for our stockholders to replace management.

Certain provisions of our Amended and Restated Certificate of Incorporation and By-laws could have the effect of making it more difficult for our stockholders to replace management at a time when a substantial number of stockholders might favor a change in management. These provisions include:

•	providing for a staggered board; and

•	authorizing the board of directors to fill vacant directorships or increase the size of the board of directors.

Furthermore, our board of directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to determine the rights and preferences of the shares of any such series without stockholder approval. Any series of preferred stock is likely to be senior to the common stock with respect to dividends, liquidation rights and, possibly, voting rights. The board’s ability to issue preferred stock may have the effect of discouraging unsolicited acquisition proposals, thus adversely affecting the market price of our common stock.

If we engage in acquisitions, reorganizations or business combinations, we will incur a variety of risks that could adversely affect our business operations or our stockholders.

From time to time, we may consider strategic alternatives, such as acquiring businesses, technologies or products or entering into a business combination with another company. If we do pursue such a strategy, we could, among other things:

•	issue equity securities that would dilute current stockholders’ percentage ownership;

•	incur substantial debt that may place strains on our operations;

•	spend substantial operational, financial and management resources in integrating new businesses, personnel, intellectual property, technologies and products;

•	assume substantial actual or contingent liabilities;

•	reprioritize our programs and even cease development and commercialization of CHEMOSAT and HEPZATO;

•	suffer the loss of key personnel, or

•

merge with, or otherwise enter into a business combination with, another company in which our stockholders would receive cash or shares of the other company or a combination of both on terms that certain of our stockholders may not deem desirable.

Although we intend to evaluate and consider different strategic alternatives, we have no agreements or understandings with respect to any acquisition, reorganization, or business combination at this time.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the Securities and Exchange Commission, or SEC, that are incorporated by reference herein contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to our business, financial condition, liquidity and results of operations. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms or other comparable terminology often identify forward-looking statements. Statements in this prospectus that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 27A of the Securities Act of 1933, as amended, or the Securities Act. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. See “Risk Factors” beginning on page S-6.

•	our estimates regarding sufficiency of our cash resources, anticipated capital requirements and our need for additional financing;

•	the commencement of future clinical trials and the results and timing of those clinical trials;

•	our ability to successfully commercialize CHEMOSAT and HEPZATO, generate revenue and successfully obtain reimbursement for the procedure and system;

•	the progress and results of our research and development programs;

•	submission and timing of applications for regulatory approval and approval thereof;

•	our ability to successfully source certain components of CHEMOSTAT and HEPZATO and enter into supplier contracts;

•	our ability to successfully manufacture CHEMOSAT and HEPZATO;

•	our ability to successfully negotiate and enter into agreements with distribution, strategic and corporate partners; and

•	our estimates of potential market opportunities and our ability to successfully realize these opportunities.

Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this prospectus. Except as otherwise required by law, we do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after such applicable date or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the “Risk Factors” section hereof beginning on page S-6 and in reports we will file from time to time with the SEC after the date of this prospectus supplement.

USE OF PROCEEDS

We may issue and sell shares of our common stock in this offering for aggregate sales proceeds of up to $25.0 million. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares of our common stock under or fully utilize the sales agreement with Cantor Fitzgerald as a source of financing.

We estimate that the net proceeds from this offering will be approximately $24.1 million, after deducting the sales agent’s fees and the estimated expenses payable by us in connection with this offering.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include capital expenditures, debt repayment, and research and development, sales and marketing and general and administrative expenses. We may also use a portion of the net proceeds from this offering to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any such acquisitions or investments as of the date of this prospectus supplement. We will retain broad discretion over the use of the net proceeds from this offering.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of September 30, 2021 was approximately $11.7 million, or $1.59 per share. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

After giving effect to the assumed sale by us of 2,133,105 shares of our common stock in the aggregate amount of $25.0 million in this offering at an assumed offering price of $11.72 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on November 5, 2021 and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2021 would have been approximately $35.9 million, or $3.78 per share of common stock. This represents an immediate increase in net tangible book value per share of $2.19 to our existing stockholders and an immediate dilution in net tangible book value per share of $7.94 to new investors purchasing our common stock in this offering. The following table illustrates this dilution on a per share basis to new investors participating in this offering.

Assumed offering price per share		$11.72
Net tangible book value/deficit per share as of September 30, 2021	$1.59
Increase in net tangible book value per share of common stock attributable to investors purchasing our common stock in this offering	$2.19

Adjusted net tangible book value per share of common stock immediately after this offering		$3.78

Dilution per share to new investors in this offering		$7.94

The table above assumes, for illustrative purposes, that an aggregate of 2,133,105 shares of our common stock are sold at a price of $11.72 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on November 5, 2021, for aggregate gross proceeds of $25.0 million. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $11.72 per share shown in the table above, assuming the sale of $25.0 million in shares at that price during the term of the sales agreement with Cantor Fitzgerald, would increase our as adjusted net tangible book value per share after the offering to $3.85 per share and would increase the dilution in net tangible book value per share to new investors to $8.87 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $11.72 per share shown in the table above, assuming the sale of $25.0 million in shares at that price during the term of the sales agreement with Cantor Fitzgerald, would decrease our as adjusted net tangible book value per share after the offering to $3.70 per share and would decrease the dilution in net tangible book value per share to new investors to $7.02 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The above discussion and table are based on 7,356,289 shares of our common stock outstanding as of September 30, 2021, and exclude:

•	1,698,249 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2021, at a weighted average exercise price of $11.71 per share;

•	3,610,754 shares of our common stock reserved for issuance upon exercise of outstanding warrants having a weighted average exercise price of $10.00 per share at September 30, 2021;

•	283,755 shares of common stock reserved for issuance upon exercise of outstanding warrants having an exercise price of $0.01 per share;

•	1,170,721 shares of common stock reserved for issuance pursuant to the conversion of 11,707.21 shares of preferred stock, based on the $10.00 conversion price in effect as of September 30, 2021.

•	488,031 shares of our common stock underlying the assumed conversion of convertible notes.

To the extent that preferred stock has been converted or options or warrants outstanding as of September 30, 2021 have been or are exercised, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or equity-based securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not currently anticipate paying cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

We previously entered into a Controlled Equity OfferingSM Sales Agreement, or the sales agreement, with Cantor Fitzgerald & Co., or Cantor Fitzgerald, under which we may offer and sell shares of our common stock. Pursuant to this prospectus supplement, we may offer and sell shares of our common stock having an aggregate gross sales price of up to $25.0 million from time to time through Cantor Fitzgerald acting as sales agent. In our fiscal year ended December 31, 2020, we sold a total of 77,644 shares of our common stock through Cantor Fitzgerald, our sales agent under the sales agreement, for total gross proceeds of approximately $910,000, pursuant to a prospectus supplement dated August 18, 2020 and an accompanying prospectus dated December 21, 2018 included in a shelf registration statement on Form S-3 filed with the Securities and Exchange Commission and declared effective on December 21, 2018. A copy of the sales agreement was previously filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 18, 2020.

Upon delivery of a placement notice and subject to the terms and conditions of the sales agreement, Cantor Fitzgerald may offer and sell shares of our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor Fitzgerald not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor Fitzgerald may suspend the offering of common stock upon notice and subject to other conditions.

We will pay Cantor Fitzgerald commissions, in cash, for its services in acting as agent in the sale of our common stock. Cantor Fitzgerald is entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold under the sales agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor Fitzgerald for certain specified expenses, including the reasonable and documented fees and disbursements of its legal counsel in an amount not to exceed $50,000 for fees and disbursements in connection with the preparation and filing of this prospectus supplement. We estimate that the total expenses for the offering under this prospectus supplement, excluding compensation and reimbursements payable to Cantor Fitzgerald under the terms of the Sales Agreement, will be approximately $65,000.

Settlement for sales of shares of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor Fitzgerald in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor Fitzgerald may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor Fitzgerald will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the shares of common stock under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the shares of common stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor Fitzgerald (and its partners, members, directors, officers, employees and agents) against certain civil liabilities, including liabilities under the Securities Act.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the termination of the sales agreement as permitted therein. We and Cantor Fitzgerald may each terminate the sales agreement at any time upon ten days’ prior notice.

Cantor Fitzgerald and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us, our subsidiaries and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor Fitzgerald will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Cantor Fitzgerald and Cantor Fitzgerald may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of the issuance of the Common Stock offered by this prospectus supplement will be passed upon for us by McCarter & English, LLP, Newark, New Jersey. Cantor Fitzgerald  & Co. is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2020 and 2019 and for the years then ended incorporated by reference in this prospectus supplement, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding our ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock we are offering under this prospectus supplement utilizing a shelf registration process, which registration statement was declared effective on July 2, 2021. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the amendments and exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the amendments and thereto, and the exhibits and schedules filed as a part of the registration statement. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus supplement and the accompanying prospectus. Later information filed with the SEC will update and supersede this information. The SEC’s Internet site can be found at www.sec.gov.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the termination of the offering of the shares covered by this prospectus supplement (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items):

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021;

•

our Quarterly Reports on Form 10-Q for the periods ended March 31, 2021, filed with the SEC on May 11, 2021, June  30, 2021, filed with the SEC on August 10, 2021 and September  30, 2021, filed with the SEC on November 9, 2021;

•	our Current Reports on Form 8-K, filed with the SEC on March 1, 2021, April 1, 2021, May 7, 2021, June 29, 2021, August 11, 2021, October 18, 2021 and October 26, 2021; and

•

the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on April 30, 2020, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Delcath Systems, Inc.

1633 Broadway, Suite 22C

New York, New York 10019

Attn: Corporate Secretary

E-Mail: investorrelations@delcath.com

Telephone: (212) 489-2100

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Senior Debt Securities

Warrants

Units

We may from time to time issue, in one or more series or classes, up to $100 million in aggregate principal amount of our common stock, preferred stock, debt securities, warrants and/or units in one or more offerings. We may offer these securities separately or together in units, and we may offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any of the securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will specify in the accompanying prospectus supplement the terms of the securities being offered. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in our securities.

We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions or discount arrangements, in an accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.

Our common stock is traded on The NASDAQ Capital Market under the symbol “DCTH.” On June 24, 2021, the closing price for our common stock, as reported on The NASDAQ Capital Market, was $11.04 per share. Our principal executive offices are located at 1633 Broadway, Suite 22C, New York, New York 10019.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 5 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 2, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities, warrants and units to purchase any of such securities with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement (which term includes, as applicable, the sales agreement prospectus filed with the registration statement of which this prospectus forms a part) that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exchange, settlement or sinking fund terms, if any;

•

conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important federal income tax considerations.

A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and the applicable prospectus supplement in their entirety together with additional information described under the heading “Where You Can Find More Information” in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read on the SEC’s website.

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and the accompanying prospectus supplement speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

PROSPECTUS SUMMARY

In this prospectus, unless otherwise noted, the terms “Delcath”, “Company”, “we”, “us”, and “our” refer to the ongoing business operations of Delcath Systems, Inc.

Overview

We are an interventional oncology company focused on the treatment of primary and metastatic liver cancers. Our lead product candidate, the HEPZATO™ KIT (melphalan hydrochloride for injection/hepatic delivery system), or HEPZATO™, is a drug/device combination product. HEPZATO is designed to administer high-dose chemotherapy to the liver while controlling systemic exposure and associated side effects. HEPZATO has not been approved for sale in the United States. In Europe, our commercial product is a stand-alone medical device having the same device components as the HEPZATO KIT but without the melphalan hydrochloride. The device is approved for sale under the trade name CHEMOSAT® Hepatic Delivery System for Melphalan, or CHEMOSAT, where it has been used at major medical centers to treat a wide range of cancers of the liver.

In the United States, HEPZATO is regulated as a combination drug and device by the United States Food and Drug Administration (FDA). Primary jurisdiction for regulation of HEPZATO has been assigned to the FDA’s Center for Drug Evaluation and Research. The FDA has granted the active moiety melphalan hydrochloride five orphan drug designations for the treatment of patients with ocular (uveal) melanoma, cutaneous melanoma, hepatocellular carcinoma, intrahepatic cholangiocarcinoma, and neuroendocrine tumors. The FDA has granted the active moiety doxorubicin one orphan drug designation for the treatment of patients with hepatocellular carcinoma. In Europe, CHEMOSAT is regulated as a Class IIb medical device and received its CE Mark in 2012. We are commercializing CHEMOSAT in select markets in the United Kingdom and the European Union, or the EU, where we believe the prospect of securing reimbursement coverage for the use of CHEMOSAT is strongest.

Our most advanced development program is the treatment of ocular melanoma liver metastases, or mOM, a type of primary liver cancer, with HEPZATO. HEPZATO is being studied in the FOCUS Clinical Trial for Patients with Hepatic Dominant Ocular Melanoma (FOCUS Trial), a global registration clinical trial that is investigating objective response rate in mOM. The FOCUS Trial is being conducted at approximately 30 sites in the United States and Europe. The FOCUS Trial initiated treatment on the final enrolled patient on October 2, 2020. The primary endpoint of the FOCUS Trial is Objective Response Rate (ORR) as measured by RECISTv1.1, in the Intent to Treat (ITT) population. The single arm trial was powered to demonstrate a superior ORR versus checkpoint inhibitors, one of the few mOM treatment categories with a significant amount of peer reviewed publications. The checkpoint inhibitor ORR was calculated based on a meta-analysis covering 16 different publications which included 476 patients. The pooled overall response rate was 5.5% [95% CI: 3.6, 8.3]. To achieve statistical significance at a 95% Confidence Interval the lower bound of the ORR for HEPZATO is required to exceed the 8.3% upper bound of the meta-analysis. Secondary endpoints include Duration of Response (DOR), Disease Control Rate (DCR), Overall Survival (OS), and Progression-Free Survival (PFS). Additional exploratory outcome measures include time to objective response, hepatic progression-free survival, hepatic objective response, and quality of life, safety, and other pharmacokinetic measures. Initially, the trial was a randomized controlled trial which was amended to a single arm trial given slow enrollment due to the rarity of ocular melanoma, absence of crossover to the experimental trial arm, competing clinical trials and the commercial availability of CHEMOSAT in Europe. Included in the prespecified analyses are comparisons against the Best Alternative Care (BAC) arm which enrolled 32 patients prior to the amendment to a single-arm trial.

We have paused a global Phase 3 clinical trial of HEPZATO in patients with intrahepatic cholangiocarcinoma, (the ALIGN Trial) due to difficulties in enrollment. In addition to the FOCUS Trial and the ALIGN Trial, our commercial development plan also includes a registry for CHEMOSAT cases performed in Europe and support of select investigator-initiated trials, or IITs.

We are currently reviewing the incidence, unmet need, available efficacy data and development requirements for a broad set of liver cancers in order to select a portfolio of indications which will maximize the value of the HEPZATO platform. This may result in a restart of the ALIGN Trial. We believe that the disease states we are investigating and intend to investigate are unmet medical needs that represent significant market opportunities.

Recent Developments

FOCUS Trial Preliminary Analysis

On March 31, 2021 Delcath released a preliminary analysis of the FOCUS trial data based on 87% of enrolled patients using prespecified analyses. An Independent Review Committee assessed an ORR of 29.2% [95% CI: 20.1, 39.8] in the ITT population, the lower bound of which exceeded the upper bound of the predefined success criteria (8.3%) for the primary ORR endpoint. In the per protocol populations, evaluable patients in the HEPZATO arm had a statistically significant improvement over BAC in prespecified endpoints including: ORR of 32.9% [95% CI: 22.8, 44.4] versus 13.8% [CI: 3.9, 31.7] for the BAC arm (Chi-square P<0.05), Median PFS of 9.0 months [95% CI: 6.2, 11.8] versus 3.1 months ([95% CI: 2.7, 5.7] for the BAC arm (HR=0.41 p<0.001), and DCR of 70.9% [95% CI: 59.6, 80.6] versus 37.9% [95% CI: 20.7, 57.7] for the BAC arm (p<0.002). In this preliminary analysis, DOR and OS were not yet evaluable. Since not all patients were evaluable for all time points, these preliminary analyses may change as data matures.

In the HEPZATO safety population of 94 patients, 38 patients (40.4%) experienced a treatment-emergent serious adverse event. The most commonly reported treatment-emergent serious adverse events were thrombocytopenia (14.9% of patients), neutropenia (10.6% of patients), and leukopenia (4.2% of patients), which were well-manageable. 5% of patients experienced treatment-emergent serious cardiac adverse events. In all cases the events resolved with no ongoing complications. There were no treatment-related deaths in the trial.

COVID-19

Due to the global outbreak of SARS-CoV-2, a novel strain of coronavirus that causes Coronavirus disease (COVID-19), the Company experienced an impact on certain areas of its business. These effects included a slowing of patient recruitment in the FOCUS Trial and a reduction in the pace at which we can monitor data at our clinical trial sites. The resulting delay in completing enrollment and additional time required to monitor data caused our announcement for the top-line data from our FOCUS Trial to shift to early 2021 and to be modified to a preliminary analysis. We intend to submit a New Drug Application (NDA) to the FDA in the first quarter of 2022 for the treatment of mOM once the FOCUS Trial has been completed. The ability to achieve this goal is contingent on our ability to monitor data at our clinical sites and therefore the timeline may shift as access to the clinical sites changes in response to the rapidly evolving situation. COVID-19 has caused us to experience an increase in volatility in EU commercial product revenue. The results of the FOCUS Trial should also support securing reimbursement coverage for the use of CHEMOSAT in Europe. Additional impacts of COVID-19 on our business may arise that we are not aware of currently. The ultimate impact of the pandemic on the Company’s results of operations, financial position, liquidity, or capital resources cannot be reasonably estimated at this time.

Medical Device Directive Transition to Medical Device Regulation

The European Commission recently reviewed the Medical Device Directive legislative framework and promulgated REGULATION (EU) 2017/745 OF THE EUROPEAN PARLIAMENT AND OF THE COUNCIL of 5 April 2017 on medical devices, amending Directive 2001/83/EC, Regulation EC) No 178/2002 and Regulation (EC) No 1223/2009 and repealing Council Directives 90/385/EEC and 93/42/EEC. This new Medical Device Regulation became effective on May 25, 2017, marking the start of a 3-year transition period for manufacturers selling medical devices in Europe to comply with the new medical device regulation, or MDR, which governs all facets of medical devices. The transition task is highly complex and touches every aspect of product development, manufacturing production, distribution, and post marketing evaluation. As a result of the worldwide COVID-19 pandemic, on April 17, 2020, the European Parliament adopted the European Commission’s proposal to postpone the implementation of the MDR (EU) 2017/745 by 12 months. This urgently drafted proposal to delay the MDR is in response to the exceptional circumstances associated with the COVID-19 pandemic and the potential impact it may have had on the MDR implementation. Delcath can continue to operate under our current MDD CE Mark until April 2024, while the Notified Bodies work through related backlog.

Effectively addressing these changes will require a complete review of our device operations to determine what is necessary to comply. We do not believe the MDR regulatory changes will impact our business at this time, though implementation of the medical device legislation may adversely affect our business, financial condition and results of operations or restrict our operations.

Corporate Information

We were incorporated in the State of Delaware in August 1988. Our principal executive offices are located at 1633 Broadway, Suite 22C, New York, New York 10019. Our telephone number is (212) 489-2100. Our website address is http://www.delcath.com. Information contained in our website does not constitute any part of, and is not incorporated into, this prospectus.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, which is on file with the SEC and is incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “intends,” “believes,” “anticipates,” “indicates,” “plans,” “expects,” “suggests,” “may,” “would,” “should,” “potential,” “designed to,” “will,” “ongoing,” “estimate,” “forecast,” “predict,” “could,” and similar references, although not all forward-looking statements contain these words. Forward-looking statements are neither historical facts nor assurances of future performance. These statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Risks that could cause actual results to vary from expected results expressed in our forward-looking statements include, but are not limited to:

•	our estimates regarding sufficiency of our cash resources, anticipated capital requirements and our need for additional financing;

•	the commencement of future clinical trials and the results and timing of those clinical trials;

•	our ability to successfully commercialize CHEMOSAT and HEPZATO, generate revenue and successfully obtain reimbursement for the procedure and Delcath Hepatic Delivery system;

•	the progress and results of our research and development programs;

•	our expectations about the COVID-19 pandemic and any disruption or impact to our operations due to the pandemic;

•	submission and timing of applications for regulatory approval and approval thereof;

•	our ability to successfully source certain components of CHEMOSTAT and HEPZATO and enter into supplier contracts;

•	our ability to successfully manufacture CHEMOSAT and HEPZATO;

•	our ability to successfully negotiate and enter into agreements with distribution, strategic and corporate partners; and

•	our estimates of potential market opportunities and our ability to successfully realize these opportunities.

Our actual results and financial condition may differ materially from those indicated in the forward-looking statements as a result of the foregoing factors, as well as those identified in this prospectus or applicable prospectus supplement under the heading “Risk Factors” and in other filings the Company periodically makes with the SEC. Therefore, you should not rely unduly on any of these forward-looking statements. Forward-looking statements contained in this prospectus speak as of the date hereof and the Company does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this report.

DESCRIPTION OF SECURITIES

We may offer shares of our common stock and preferred stock, various series of debt securities, warrants, and units to purchase any such securities with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

Authorized Capital Stock

The following is a description of the material terms of our capital stock included in our Amended and Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), and our Amended and Restated By-Laws (our “By-Laws”). This description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our Certificate of Incorporation and By-Laws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by Delaware law.

Our authorized capital stock consists of:

•	40,000,000 shares of common stock, par value $0.01 per share; and

•	10,000,000 shares of undesignated preferred stock, par value $0.01 per share.

Our common stock is the only class or series of our securities which has been registered under Section 12 of the Securities Exchange Act of 1934, as amended, and is listed on The Nasdaq Capital Market under the symbol “DCTH”. Of the 10,000,000 authorized shares of preferred stock, an aggregate of 52,960 shares are designated as Series E Preferred Stock or Series E-1 Preferred Stock. As of June 25, 2021, there were outstanding 7,021,839 shares of our common stock and an aggregate of 14,986.59 shares of Series E Preferred Stock and Series E-1 Preferred Stock.

As of June 25, 2021, there were 2,475,000 shares of the Company’s common stock reserved under the Delcath Systems, Inc. 2020 Omnibus Equity Incentive Plan, of which 1,881,608 shares remained available to be issued. As of June 25, 2021, we had (a) 3,773,266 shares of common stock issuable upon the exercise of outstanding warrants, including (i) 11 common stock warrants, (ii) 1,765,355 Series E and Series E-1 Warrants, (iii) 1,851,900 Series F Warrants, and (iv) 156,000 Series F Pre-funded Warrants at a weighted average exercise price of $9.59 per share and (b) 1,091,891 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $12.69 per share.

Common Stock

Voting rights. Our shares of common stock are entitled to voting rights for the election of directors and for all other matters requiring stockholder action. Each holder of common stock is entitled to one vote for each share, except as otherwise required by law, and subject to the rights of the holders of preferred stock. The common stock does not have cumulative voting rights.

Dividend rights. Holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. Holders of common stock share ratably in any dividends declared by our board of directors, subject to any preferential dividend rights of any outstanding preferred stock. Dividends consisting of shares of common stock may be paid to holders of shares of common stock. We do not intend to pay cash dividends in the foreseeable future.

Liquidation rights. Upon our liquidation or dissolution, the holders of our common stock will be entitled to receive, pro rata, all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding.

Other Rights and Restrictions. Our common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such stock. Our common stock is not subject to redemption by us. Our Certificate of Incorporation and Bylaws do not restrict the ability of a holder of common stock to transfer the stockholder’s shares of common stock. If we issue shares of common stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Market Information. Our common stock is traded on the Nasdaq Capital Markets under the symbol “DCTH”.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock

Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to determine the rights and preferences of the shares of any such series without stockholder approval, of which 14,986.59 shares of Series E Preferred Stock and Series E-1 Preferred Stock, or, collectively, the Preferred Stock, is outstanding as of June 25, 2021. Our board of directors may issue preferred stock in one or more series and has the authority to fix the designation and powers, rights and preferences and the qualifications, limitations, or restrictions with respect to each class or series of such class without further vote or action by the stockholders. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.

In connection with a private placement in July 2019, the Company filed a certificate of designation of Preferences, Rights and Limitations of Series E Preferred Stock with the Secretary of State of the State of Delaware, or the Delaware SOS, for the purpose of amending its Certificate of Incorporation to classify and designate 40,000 authorized but unissued shares of the Company’s preferred stock as shares of Series E Preferred Stock. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series E Preferred Stock are set forth in the Certificate of Designation and are described below. The certificate of designation became effective on July 11, 2019 upon acceptance for filing by the Delaware SOS.

In connection with a private placement in August 2019, the Company filed a certificate of designation of Preferences, Rights and Limitations of Series E-1 Preferred Stock with Delaware SOS, for the purpose of amending its Certificate of Incorporation to classify and designate 12,960 authorized but unissued shares of the Company’s preferred stock as shares of Series E-1 Preferred Stock. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series E-1 Preferred Stock are set forth in the certificate of designation and are described below. The certificate of designation became effective on August 15, 2019 upon acceptance for filing by the Delaware SOS.

Conversion rights. Each share of the Series E Preferred Stock and Series E-1 Preferred Stock has a par value of $0.01 per share and a stated value equal to $1,000, or the Stated Value, and is convertible at any time at the option of the holder into the number of shares of common stock determined by dividing the stated value by the conversion price of $10.00, subject to certain limitations and adjustments, or the Conversion Price.

Voting rights. The Preferred Stock will vote on an as converted basis on all matters submitted to the holders of common stock for approval, subject to certain limitations and exceptions. The affirmative vote of the holders of a majority of the then outstanding shares of Preferred Stock is required to increase the number of authorized shares of Preferred Stock or to alter or change adversely the powers, preferences or rights given to the Preferred Stock, or to amend the Company’s organizational documents in any manner that adversely affects the rights of the holders of the Preferred Stock.

Dividend rights. Except for certain adjustments, the holders of Preferred Stock will be entitled to receive dividends on shares of Preferred Stock equal (on an as if converted basis) to and in the same form as dividends paid on shares of the common stock. Any such dividends that are not paid to the holders of Preferred Stock will increase the Stated Value. No other dividends will be paid on shares of Preferred Stock.

Liquidation rights. Upon any liquidation of the Company, the holders of Preferred Stock will be entitled to receive out of the assets of the Company an amount equal to the Stated Value plus any accrued and unpaid dividends thereon for each share of Preferred Stock before any distribution or payment will be made to the holders of the common stock.

Convertible Notes. Immediately following the closing of the Company’s July 2019 private placement, the Company’s 8% Senior Secured Promissory Notes (the “Convertible Notes”) were amended, pursuant to a note amending agreement dated as of July 15, 2019 between the Company and the holders, to provide that the outstanding principal amount of the Convertible Notes and any accrued and unpaid interest thereon are convertible, at the option of the holder, into shares of Series E Preferred Stock at the price of $1,500. Holders of the Convertible Notes, upon conversion of the Convertible Notes to Series E Preferred Stock, and subsequent conversion of such shares of Series E Preferred Stock into common stock, may offer such shares of common stock for resale pursuant to a supplemental prospectus to be filed in connection with this Registration Statement.

Restricted Shares. Officers and directors who hold shares of restricted common stock may offer such shares for resale pursuant to a supplemental prospectus to be filed in connection with this Registration Statement .

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of our Certificate of Incorporation and Bylaws could have the effect of making it more difficult for our stockholders to replace management at a time when a substantial number of stockholders might favor a change in management. These provisions include:

•	providing for a staggered board; and

•	authorizing the board of directors to fill vacant directorships or increase the size of its board of directors.

Furthermore, our board of directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to determine the rights and preferences of the shares of any such series without stockholder approval. Any series of preferred stock is likely to be senior to the common stock with respect to dividends, liquidation rights and, possibly, voting rights. The board’s ability to issue preferred stock may have the effect of discouraging unsolicited acquisition proposals, thus adversely affecting the market price of our common stock.

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits Delaware corporations from engaging in a wide range of specified transactions with any interested stockholder, defined to include, among others, any person other than such corporation and any of its majority owned subsidiaries who own 15% or more of any class or series of stock entitled to vote generally in the election of directors, unless, among other exceptions, the transaction is approved by (i) our board of directors prior to the date the interested stockholder obtained such status or (ii) the holders of two-thirds of the outstanding shares of each class or series of stock entitled to vote generally in the election of directors, not including those shares owned by the interested stockholder.

Staggered Board of Directors. Our Certificate of Incorporation and Bylaws provide that our board of directors be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Authorized but Unissued Shares. Our authorized but unissued shares of preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions, employee benefit plans and stockholder rights plans. The existence of authorized but unissued and unreserved preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Senior Debt Securities

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectuses, summarizes the material terms and provisions of the senior debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any senior debt securities that we may offer, we will describe the particular terms of any senior debt securities in more detail in the applicable prospectus supplement. The terms of any senior debt securities offered under a prospectus supplement may differ from the terms described below.

We may issue senior debt securities from time to time in one or more distinct series. The debt securities will be senior debt securities (also referred to as “debt securities”). Senior debt securities will be issued under a senior indenture, which form of indenture is filed herewith as Exhibit 4.1. If we issue senior debt securities pursuant to an indenture, in the applicable prospectus supplement we will specify the trustee under such indenture. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or an indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt.

The applicable prospectus supplement will set forth the terms of the senior debt securities or any series thereof, including, if applicable:

•	the title of the senior debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•

whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

•	the date or dates on which the principal amount of the debt securities will mature;

•

if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

•

the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•

if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities will be issuable, if other than the denomination of $5,000;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•

the events of default and covenants relevant to the debt securities, including, the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such series of debt securities;

•	if other than United States dollars, the currency in which the debt securities will be paid or denominated;

•

if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

•

if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

•

whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•

if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;
•	whether the debt securities will be convertible and the terms of any conversion provisions;

•	the forms of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

This prospectus is part of a registration statement that does not limit the aggregate principal amount of debt securities that we may issue up to $100,000,000 and provides that we may issue debt securities from time to time in one or more series under the form of indenture attached to this prospectus, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of senior debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of Delcath.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities offered hereby primarily for general corporate purposes, which include, but are not limited to, funding our commercialization and manufacturing development, other research and development activities and for general and administrative expenses. We may also use a portion of the net proceeds to pay off outstanding indebtedness, if any, and/or acquire or invest in complementary businesses, products and technologies. Further, from time to time we may evaluate acquisition opportunities and engage in related discussions with other companies.

Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer debt securities and/or preferred equity securities under this prospectus, then we will, if required at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

PLAN OF DISTRIBUTION

We and/or selling stockholders may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors; or

•	through agents.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the NASDAQ Capital Market or other principal market for our common stock. We may apply to list any series of debt securities, preferred stock, warrants or units on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

The legality of the issuance of the securities being offered hereby and the binding nature of any debt securities, warrants or units being offered hereby is being passed upon by McCarter & English, LLP, Newark, New Jersey. The legality of the securities for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 incorporated by reference in this prospectus have been so incorporated in reliance on the report of Marcum, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us:

•

Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021, including those portions of the Form 10-K incorporated by reference from our definitive proxy statement filed on April 7, 2021;

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2021, filed with the SEC on May 11, 2021;

•	Our Current Reports on Form 8-K, filed with the SEC on March 1, 2021, April 1, 2021 and May 7, 2021; and

•

The description of our common stock contained in our registration on Form 8-Al2B (File No. 001-16133) filed with the SEC on April 30, 2020, including any amendment or report filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents and will be automatically updated and, to the extent described above, supersede information contained or incorporated by reference in this prospectus and previously filed documents that are incorporated by reference in this prospectus.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02, 7.01 or 9.01 of Form 8-K. Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of any or all of the reports or documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Delcath Systems, Inc., 1633 Broadway, Suite 22C, New York, New York 10019. We maintain a website at www.delcath.com. You may access our definitive proxy statements on Schedule 14A, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and periodic amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus. We have not authorized any one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains all reports and other information that we file electronically with the SEC. The address of that website is www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.delcath.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not include all of the information contained in the Registration Statement and the included exhibits, financial statements and schedules. You are referred to the Registration Statement, the included exhibits, financial statements and schedules for further information. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. This prospectus is qualified in its entirety by such other information.

* * *

Up to $25,000,000

Common Stock

PROSPECTUS SUPPLEMENT

November 9, 2021